[LETTERHEAD OF HARTMAN & CRAVEN LLP]


                                                                    212-836-4940

                                                     January 15, 1997
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      Misonix, Inc.
                  Post Effective Amendment No. 1 to
                  Registration Statement, File No. 33-43585

Dear Sir or Madam:

         We are corporate and securities counsel to Misonix, Inc., a New York corporation (the "Company") in connection with the registration on Form S-1 of 1,940,000 of the Company's common shares, $.01 par value ("Shares"), reserved for issuance upon exercise of its Redeemable Warrants.

         We hereby advise that, in our opinion, the Shares have been duly authorized by all necessary corporate acts of the Company and, when issued, delivered and paid for by the holders of Redeemable Warrants in connection with their exercise of the Redeemable Warrants, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of our firm's name under the heading "Legal Matters" in the Registration Statement, and any amendments thereto, filed with the Securities and Exchange Commission in connection with the above-referenced offering.

                                              Very truly yours,

                                              HARTMAN & CRAVEN LLP

                                     BY:      /S/ Edward I. Tishelman
                                              -----------------------
                                              Edward I. Tishelman, a
                                              duly authorized partner